ASSIGNMENT AGREEMENT

THIS AGREEMENT is dated for reference as of the 29th day of March, 2007.

AMONG:

NANOMINERALS CORP., a company duly formed under the laws
of Nevada, with its registered office at 1905 Southeastern Ave.,
Las Vegas, NV

(hereinafter called "Nano")

OF THE FIRST PART

AND:

IRELAND INC., a corporation duly formed under the laws of
Nevada with its principal office at 810 Peace Portal Drive, Suite
201, Blaine, WA 98230

(hereinafter called the "Company")

OF THE SECOND PART

AND:

LORRIE ARCHIBALD, of 1745 Larkhall Crescent, North
Vancouver, British Columbia, Canada V7H 2Z3

(hereinafter called the "Principal Shareholder")

OF THE THIRD PART

WHEREAS:

A. The Company is engaged in the business of mineral exploration in the State of Nevada;

B. Nano has entered into a letter agreement (the “Columbus Letter Agreement”) dated July 22, 2006 for the acquisition of up to 100% of a calcium carbonate and silver brine mineral project (the “Columbus Project”) in Eemeralda County, Nevada;

C. Nano has entered into a letter agreement (the “Red Mountain Letter Agreement”) dated March 15, 2007 for the acquisition of up to 100% of 60 mineral claims (the “Red Mountain Project”) located in San Bernardino County, California;

D. The Company wishes to obtain up to a 100% interest in the Columbus Project;

E. The Company wishes to obtain up to a 100% interest in the Red Mountain Project;

F. Under the terms of the Columbus Letter Agreement, Nano has the right to assign its interest in the Columbus Letter Agreement;

G. Under the terms of the Red Mountain Letter Agreement, Nano has the right to assign its interest in the Red Mountain Letter Agreement;

H. In order to induce Nano to assign its interests in the Columbus Letter Agreement and the Red Mountain Letter Agreement to the Company, the Principal Shareholder has agreed to sell and transfer to Nano, or its nominees, certain shares of the Company;

I. In order to record the terms and conditions of the agreement among them, the parties wish to enter into this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the sum of $1.00 paid by the Company to Nano, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.	INTERPRETATION

1.1 Where used herein or in any amendments or Schedules hereto, the following terms shall have the following meanings:

(a)	“CBI” means Columbus Brine Inc.

(b)	"Closing Date” means June 30, 2007 or such other date as the parties mutually agree.

(c)	“Columbus Letter Agreement” means the agreement dated July 22, 2006, a copy of which is attached as Schedule “A-1” hereto.

(d)

"Company Audited Financial Statements" means those audited financial statements of the Company as at December 31, 2005, filed with the United States Securities and Exchange Commission on April 12, 2006.

(e)	"Company Financial Statements" means, collectively, the Company Audited Financial Statements and the Company Unaudited Financial Statements.

(f)

“Company Unaudited Financial Statements” means those unaudited financial statements of the Company as at September 30, 2006, filed with the United States Securities and Exchange Commission on November 14, 2006.

(g)	“CSM” means Columbus S.M. LLC.

(h)	“Nano Expenditures” means all amounts expended by Nano to meet obligations under the Columbus Letter Agreement and the Red Mountain Letter Agreement.

(i)	“Nano Nominees” means the persons, other than Nano, described in Schedule “B” who will acquire a portion of the Nano Shares at Closing.

(j)	“Nano Shares” means a total of 7,500,000 common shares of the Company to be issued to Nano or the Nano Nominees.

(k)

“Principal Shares" means the 4,550,000 presently issued restricted shares in the common stock of the Company held by the Principal Shareholder to be transferred to Nano and its nominees as described in paragraph 2.5.

(l)

“Property Options” means the options granted to Nano under the Columbus Letter Agreement and the Red Mountain Letter Agreement including, without limiting the generality of the foregoing, the options described in paragraph 2.1.

(m)	“Red Mountain Letter Agreement” means the agreement dated March 15, 2007, a copy of which is attached as Schedule “A-2” hereto.

(n)	“RMM” means Red Mountain Mining.

(o)	“Royalty” means a royalty of 5% of net smelter returns from the Columbus and Red Mountain Projects as defined in Schedule “D” to be granted in favour of Nano.

(p)	“Securities Act” means the United States Securities Act of 1933.

1.2 All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

1.3 The following schedules are attached to and form part of this Agreement:

Schedule A-1 – Columbus Letter Agreement
Schedule A-2 – Red Mountain Letter Agreement
Schedule B – Nano Nominees
Schedule C-1 – Columbus Deed of Assignment
Schedule C-2 – Red Mountain Deed of Assignment
Schedule D – Definition of Net Smelter Returns
Schedule E – Option Grants

2.	ASSIGNMENT AND PURCHASE OF SHARES

2.1 Nano hereby covenants and agrees to sell, assign and transfer (the “Assignment”) to the Company, and the Company covenants and agrees to acquire from Nano all of Nano’s right title and interest in the Columbus Letter Agreement and the Red Mountain Letter Agreement including, without limiting the generality of the foregoing:

a.	its exclusive option to acquire up to 15% interest in the Columbus Project by making certain expenditures as described in the Columbus Letter Agreement, and

b.	its right to acquire 100% of the Columbus Project by way of merger with CSM and CBI in accordance with the valuation formula set out in the Columbus Letter Agreement.

c.	its option to earn up to 60% interest in the Red Mountain Project by making expenditures as described in the Red Mountain Letter Agreement.

d.	its option to acquire up to 100% of the Red Mountain Project as described in the Red Mountain Letter Agreement.

(the “Property Options”)

2.2 In consideration of the Assignment of the Property Options, the Company shall allot and issue to Nano and the Nano Nominees, the Nano Shares as set forth in Schedule “B”.

2.3 The total number of Nano Shares to be issued by the Company to the Nano, shall be 7,500,000 shares.

2.4 In addition to issuing the Nano Shares to Nano, the Company shall, at closing, grant a royalty of 5% net smelter returns (the “Royalty”) to Nano, and shall issue to Nano promissory notes (the “Promissory Notes”) payable as follows:

a.	$500,000 60 days after the Closing Date;
b.	$1,500,000 on July 31, 2008; and
c.	$3,000,000 on July 31, 2009.

2. 5 As further consideration for Nano entering into this Agreement and completing the Assignment to the Company, the Principal Shareholder agrees to transfer the Principal Shares (4,550,000 shares in the common stock of the Company) as set forth in Schedule “B” at Closing at and for a price of US $0.01 per share.

2. 6 Nano acknowledges that the Nano Shares are “restricted securities” within the meaning of the Securities Act and will be issued to Nano in accordance with Regulation D of the Securities Act. Any certificates representing the Nano Shares will be endorsed with the following legend in accordance with Regulation D of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT”

2. 7 In addition to the consideration set out above, the Company will at Closing reimburse Nano for all expenditures made by Nano since January 1, 2007 on the Columbus Project and from the date of this Agreement until Closing on the Red Mountain Project.

3.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF NANO

          Nano covenants with and acknowledges, represents and warrants to the Company and the Principal Shareholder as follows, and acknowledges that the Company and the Principal Shareholder are relying upon such covenants, acknowledgements, representations and warranties in connection with the Assignment and the transfer by the Principal Shareholder of the Principal Shares:

3.1 Nano has been duly incorporated and organized, is a validly existing company with limited liability and is in good standing under the laws of Nevada.

3.2 The entering into of the Columbus Letter Agreement, the Red Mountain Letter Agreement and this Agreement and the consummation of the transactions contemplated thereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of Nano or of any indenture, instrument or agreement, written or oral, to which Nano may be a party.

3.3 This Agreement, the Columbus Letter Agreement and the Red Mountain Letter Agreement have been duly authorized, validly executed and delivered by Nano.

3.4 As of the date of this Agreement the Nano Expenditures are not less than $500,000.

3.5 Nano has met all of its obligations under the Columbus Letter Agreement and the Red Mountain Letter Agreement to date and the Letter Agreements are in good standing.

3.6 No person other than Nano has any right, title or interest in the Columbus Letter Agreement, the Red Mountain Letter Agreement or the Property Options and Nano has not entered in to any agreement assigning, encumbrancing or charging any of its interest in or rights under the Columbus Letter Agreement, the Red Mountain Letter Agreement or in the Property Options.

3.7 To the best of Nano’s knowledge, information and belief, all of the representations of CSM and CBI under the Columbus Letter Agreement and all of the representations of RMM under the Red Mountain Letter Agreement, are true and correct at the date hereof.

3.8 Nano and the Nano Nominees are accredited investors as defined in Rule 501 of the Securities Act of 1933.

3.9 Nano is acquiring the Principal Shares, and Nano and the Nano Nominees are acquiring the Nano Shares, for investment purposes only, with no present intention of dividing their interest with others or reselling or otherwise disposing of any or all of the same.

4.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SHAREHOLDER

          The Company and the Principal Shareholder covenant with and represent and warrant to Nano and the Company as follows and acknowledge that Nano is relying upon such covenants, representations and warranties in entering into this Agreement:

4.1 The Company has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada; it is a reporting issuer under the United States Securities Exchange Act of 1934 and is in good standing with respect to all filings required to be made under such statutes with the United States Securities and Exchange Commission; it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.2 The authorized capital of the Company consists of 100,000,000 shares of common stock with a par value of $0.001 per share, of which 9,137,500 shares are currently issued and outstanding as fully paid and non-assessable.

4.3 No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Company, other than an option to purchase 5,000 common shares at a price of $0.20 per share, exercisable until March 28, 2009, held by the Principal Shareholder.

4.4 The Company will not, without the prior written consent of Nano, issue any additional shares from and after the date hereof to the Closing Date or create any options, warrants or rights for any person to subscribe for any unissued shares in the capital of the Company.

4.5 The directors and officers of the Company are as follows:

Name	Position
Lorrie Archibald	Director, CEO, CFO, President, Treasurer
Christian Adolf Rommel	Secretary

4.6 The Company Audited Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as at the date thereof.

4.7 The Company Unaudited Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as of the date thereof and there will not be, prior to the Closing Date, any material increase in the liabilities of the Company.

4.8 There have been no material adverse changes in the financial position or condition of the Company or damage, loss or destruction materially affecting the business or property of the Company from the date of the Company Unaudited Financial Statements to the Closing Date except as may be disclosed by the Company in Current Reports on Form 8-K filed with the United States Securities and Exchange Commission.

4.9 The Company has made full disclosure to Nano of all material aspects of the Company's business and has made all of its books and records available to the representatives of Nano in order to assist Nano in the performance of its due diligence searches and no material facts in relation to the Company's business have been concealed by the Company.

4.10 The Company is not a party to or bound by any agreement or guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

4.11 There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company), pending or threatened against or affecting the Company or affecting the Company's business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and the Company is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

4.12 The Company's common shares are quoted on the NASD OTC Bulletin Board and the Company is not in breach of any regulation, by-law or policy of, or any of the terms and conditions of its quotation on the NASD OTC Bulletin Board applicable to the Company or its operations.

4.13 The Company does not currently have any employees and is not party to any collective agreements with any labour unions or other association of employees.

4.14 The Company does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Closing Date acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Company.

4.15 The business of the Company now and until the Closing Date will be carried on in the ordinary and normal course after the date hereof and upon to the Closing Date and no material transactions shall be entered into until the Closing Date without the prior written consent of Nano.

4.16 No capital expenditures in excess of $5,000 have been made or authorized by the Company since the date of the Company Unaudited Financial Statements and no capital expenditures in excess of $5,000 will be made or authorized by the Company after the date hereof and up to the Closing Date without the prior written consent of Nano.

4.17 The Company is not indebted to any of its directors or officers nor are any of the Company's directors or officers indebted to the Company.

4.18 The Company has good and marketable title to its properties and assets as set out in the Company Audited Financial Statements and such properties and assets are not subject to any mortgages, pledges, liens, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

4.19 The Corporate Charter, Articles of Incorporation and Bylaws and any other constating documents of the Company in effect with the appropriate corporate authorities as at the date of this Agreement will not have been materially changed as at the Closing Date.

4.20 There are no material liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Company or the Company may become liable on or after the consummation of the transaction contemplated by this Agreement, other than liabilities which may be reflected on the Company Audited Financial Statements or the Company Unaudited Financial Statements, liabilities disclosed or referred to in this Agreement or in the Schedules attached hereto, or liabilities incurred in the ordinary course of business and attributable to the period since the date of the Company Unaudited Financial Statements, none of which has been materially adverse to the nature of the Company's business, results of operations, assets, financial condition or manner of conducting the Company's business.

4.21 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Company or of any indenture, instrument or agreement, written or oral, to which the Company may be a party.

4.22 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the knowledge of the Company, result in the violation of any law or regulation of the United States or the State of Nevada or of any local government bylaw or ordinance to which the Company or the Company's business may be subject.

4.23 This Agreement has been duly authorized, validly executed and delivered by the Company.

4.24 The Company has no contracts with any officers, directors, accountants, lawyers or others which cannot be terminated with not more than one month's notice.

4.25 No agreement has been made in respect of the assignment contemplated by this Agreement that could give rise to any valid claim by any person against the Company or Nano for a finder's fee, brokerage commission or similar payment.

4.26 The Principal Shares are owned by the Principal Shareholder as the beneficial and recorded owner with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

5.	CONDITIONS OF CLOSING

5.1 All obligations of the Company under this Agreement are subject to the fulfilment, at or prior to the Closing Date, of the following conditions:

(a)

The representations and warranties of Nano contained in this Agreement or in any Schedule hereto or certificate or other document delivered to the Company pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate is given, and the Company shall have received on the Closing Date certificates dated as of the Closing Date, in form satisfactory to counsel for the Company and signed under seal by Nano to the effect that the representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificates and the closing of the transactions herein provided for shall not be a waiver of the respective representations and warranties contained in Article 3 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement which covenants, representations and warranties shall continue in full force and effect for the benefit of the Company;

(b)

Nano shall have caused to be delivered to the Company a certificate of an officer of Nano acceptable to the Company's legal counsel, in form and substance satisfactory to the Company, dated as of the Closing Date, to the effect that:

	(i)	Nano has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada;

(ii)

the consummation of the Assignment contemplated by this Agreement, will not be in breach of any laws of Nevada and, in particular, but without limiting the generality of the foregoing, the execution and delivery of this Agreement by the Company has not breached, and the consummation of the Assignment contemplated hereby will not be in breach of, any Securities laws of the United States of America; and

	(iii)	all necessary approvals and all necessary steps and corporate proceedings have been obtained or taken to permit the Assignment.

and, without limiting the generality of the foregoing, that all corporate proceedings of Nano, its shareholders and directors and all other matters which, in the reasonable opinion of counsel for the Company, are material in connection with the transactions contemplated by this Agreement, have been taken or are otherwise favorable to the completion of such transaction.

(c)

At the Closing Date there shall have been no materially adverse change in the affairs, assets, liabilities, or financial condition of the Columbus Project or the Red Mountain Project since the date of this Agreement.

(d)

Nano and the Nano Nominees shall have provided to the Company evidence satisfactory to counsel of the Company that the Nano Shares may be issued and the Principal Shares transferred in compliance with an available exemption from applicable securities laws.

(e)

the Company shall have entered into an agreement with Nano under the terms of which Nano shall provide to the Company technical support on the Columbus Project for a period of 5 years at a rate of $30,000 US per month.

5.2 In the event any of the foregoing conditions contained in paragraph 5.1 hereof are not fulfilled or performed at or before the Closing Date to the reasonable satisfaction of the Company, the Company may terminate this Agreement by written notice to Nano and in such event the Company shall be released from all further obligations hereunder but any of such conditions may be waived in writing in whole or in part by the Company without prejudice to its rights of termination in the event of the non-fulfilment of any other conditions.

5.3 All obligations of Nano under this Agreement are subject to the fulfilment, at or prior to the Closing Date, of the following conditions:

(a)

The representations and warranties of the Company contained in this Agreement or in any Schedule hereto or certificate or other document delivered to the Company and Nano pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate is given, and Nano shall have received on the Closing Date a certificate dated as of the Closing Date, in a form satisfactory to Nano and signed under seal by two senior officers of the Company, to the effect that such representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the representations and warranties contained in Article 4 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement which covenants, representations and warranties shall continue in full force and effect for the benefit of Nano.

(b)

The Company shall have caused to be delivered to Nano either a certificate of an officer of the Company acceptable in form and substance satisfactory to Nano, dated as of the Closing Date, to the effect that:

(i)

the Company has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada, it has the corporate power to own or lease its properties and to carry on its business that is now being conducted by it and is in good standing with respect to all filings with the appropriate corporate authorities in Nevada and with respect to all annual and quarterly filings with the United States Securities and Exchange Commission;

(ii)	the issued and authorized capital of the Company is as set out in this Agreement and all issued shares have been validly issued as fully paid and non- assessable;

(iii)

all necessary approvals and all necessary steps and corporate proceedings have been obtained or taken to permit the Nano Shares to be duly and validly issued to Nano and the Principal’s Shares to be duly and validly registered in the name of Nano and the Nano Nominees;

(iv)

the consummation of the Assignment contemplated by this Agreement, including, but not limited to, the issuance and delivery of the Nano Shares to Nano, in consideration of the Assignment, will not be in breach of any laws of Nevada and, in particular, but without limiting the generality of the foregoing, the execution and delivery of this Agreement by the Company has not breached, and the consummation of the Assignment contemplated hereby will not be in breach of, any Securities laws of the United States of America;

and, without limiting the generality of the foregoing, that all corporate proceedings of the Company, its shareholders and directors and all other matters which, in the reasonable opinion of counsel for the Company, are material in connection with the transaction of purchase and sale contemplated by this Agreement, have been taken or are otherwise favorable to the completion of such transaction.

(c)

At the Closing Date there shall have been no materially adverse change in the affairs, assets, liabilities, financial condition or business (financial or otherwise) of the Company from that shown on or reflected in the Company Unaudited Financial Statements.

(d)	the Company and the Principal Shareholder shall have caused Douglas Birnie to be appointed as President and a Director of the Company.

5.4 In the event that any of the conditions contained in paragraph 5.3 hereof shall not be fulfilled or performed by the Company at or before the Closing Date to the reasonable satisfaction of Nano then Nano shall have all the rights and privileges granted to the Company under paragraph 5.2, mutatis mutandis.

6.	CLOSING ARRANGEMENTS

6.1 The closing shall take place at 11:00 am on the Closing Date at the offices of O’Neill Law Group at Suite 1010, 435 Martin Street, Blaine, WA, or at such other time and place as the parties may mutually agree.

6.2 On the Closing Date, upon fulfilment of all the conditions set out in Article 5 which have not been waived in writing by the Company or by Nano, as the case may be, then:

(a)	Nano shall deliver to the Company:

	(i)	Assignments in the forms attached as Schedules “C-1 and C-2” hereto and such other documents as may be necessary to record the Assignments;

	(ii)	the certificates and officer's certificate referred to in paragraph 5.1; and

	(iii)	evidence satisfactory to the Company or its legal counsel that CSM and CBI have approved the Assignment.

	(iv)	evidence satisfactory to the Company or its legal counsel that RMM has approved the Assignment.

(b)	the Company shall issue, execute and deliver to Nano:

(i)

certificates representing the Nano Shares duly endorsed with legends, acceptable to the Company's counsel, respecting restrictions on transfer as required by or necessary under the applicable securities legislation of the United States or any state;

	(ii)	the certificates and officer's certificate referred to in paragraph 5.3;

	(iii)	a document satisfactory to Nano confirming that the Company has agreed to assume Nano’s obligations under the Columbus Letter Agreement and the Red Mountain Letter Agreement;

	(iv)	the Promissory Notes; and

	(v)	a check for reimbursement of the expenses described in paragraph 2.7.

(c)

The Principal Shareholder shall deliver to Nano or the Nano Nominees the certificates representing all the Principal Shares duly endorsed in blank for transfer or with a stock power of attorney (in either case with the signature guaranteed by the appropriate official).

7.	APPOINTMENT OF OFFICER

7.1 Forthwith on execution of this agreement, the Company shall appoint the following as officers of the Company:

Name	Office

Douglas Birnie	Secretary
Robert D. McDougal	Chief Financial Officer

and shall grant options to purchase common shares of the Company for a period of 5 years at a price of $0.20 per share as set out in Schedule “E”.

8.	GENERAL PROVISIONS

8.1 Time shall be of the essence of this Agreement.

8.2 This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the Company Shares and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

8.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Company may not assign this Agreement without the consent of the Company which consent may be withheld for any reason whatsoever.

8.4 Any notice to be given under this Agreement shall be duly and properly given if made in writing and delivered or telecopied to the addressee at the address as set out on page one of this Agreement. Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change its address for notice from time to time by providing notice of such change to the other parties hereto in accordance with the foregoing.

8.5 This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

8.6 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the State of Nevada.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

8.7 No claim shall be made by the Company or Nano against the Company, or by the Company against the Company or Nano, as a result of any misrepresentation or as a result of the breach of any covenant or warranty herein contained unless the aggregate loss or damage to such party exceeds $5,000.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

NANOMINERALS CORP.

/s/ Charles A. Ager
Per: Charles A. Ager, Chairman

IRELAND INC.

/s/ Lorrie Archibald
Per: Lorrie Archibald,
President & Director

SIGNED, SEALED AND DELIVERED
BY LORRIE ARCHIBALD
in the presence of:

/s/ Lorrie Archibald
Signature of Witness	LORRIE ARCHIBALD

Name

Address

SCHEDULE A-1

LETTER OF AGREEMENT DATED JULY 22, 2006

LETTER OF AGREEMENT

BETWEEN: COLUMBUS S.M. LLC (hereinafter "CSM")
COLUMBUS BRINE INC. (hereinafter "CBI")

AND: NANOMINERALS CORP. (hereinafter "NMC")

WHEREAS: For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. CSM represents and warrants that CSM and/or its associated companies own(s) the Columbus Calcium Carbonate Project ("CCCP") and the Columbus Silver Brine Project ("CSBP"), collectively known as the Columbus Project ("CP"), contained within the lands described herein (Attachment A) and located at Columbus Marsh, Esmeralda County, Nevada, USA.

2. CSM grants NMC the exclusive right to examine, test, explore, develop and acquire an interest in the CP under the following terms and conditions:

NMC shall pay CSM an initial sum of $50,000.00, the receipt of which is hereby acknowledged, plus $10,000.00 per month during the term of this agreement, starting July 31, 2006, for an exclusive option to examine, test, explore, develop and acquire an interest in the CP until December 31, 2007. During this period, NMC will spend up to a total of $3,000,000.00 on the CP as follows:

Phase 1: before Dec 31, 2006	$ 500,000
Phase 2: Jan 1 – Dec 31, 2007	2,500,000
Total	$3,000,000

Included in Phase 1 are costs for taxes and fees to maintain the CP land and water rights in good standing. Included in Phase 2 are costs for taxes and fees to maintain the CP land, water rights and permits in good standing. On or before Dec 31, 2006 NMC will provide CSM with copies of reports generated during Phase 1 and notify CSM in writing if it wishes to continue with Phase 2 of this agreement. If NMC does not wish to proceed with Phase 2 of this agreement, then NMC will have no further obligations under this agreement and NMC will have relinquished all rights to any interest in the CP and all other rights under this agreement. It is expected that a minimum of 80% of the expenditures will relate to property rights, permits, testing, exploration and development expenses of the CP. No part of the qualifying expenditures shall be utilized for underwriting or syndication type expenses. Expenditures under Phase 1 and 2 are subject to audit, at CSM's expense, and with NMC's cooperation.

If NMC notifies CSM in writing that it elects to continue with Phase 2 of the CP, then NMC will spend a further $2,500,000 on or before December 31, 2007 on the CP and NMC will earn a five percent (5%) operating interest (or fraction thereof) in the CP for each one million dollars ($1,000,000) spent on the CP up to a maximum of 15% interest for $3 million spent during Phases 1 and 2. [For example: should NMC expend only $1.5 million on the CP then its interest earned would be limited to a 7.5% interest] On completion of a minimum $3 million investment in the CP, as described in Phases1 and 2, and no earlier than January 1, 2008 NMC shall have the right to acquire 100% of the CSM/CBI interest (and indirectly the CP) via a statutory merger under state law, including assumption of all liabilities, expenses and assets of CSM/CBI, for $20 million in public company equity in the form of voting common stock as further detailed in paragraph 3 below . Said voting shares shall be subject to registration requirements as provided below but shall not be subject to any other contractual restrictions and shall be freely tradable upon completion of the Registration.

The option to acquire 100% of CSM/CBI shall expire and be null and void if said election is not made before January 31, 2008 NMC will use its best efforts to complete said merger as soon as possible.

3. CMS agrees that NMC may elect to assign all of its interest in this agreement to another corporation ("OPCO") provided that OPCO agrees to be bound by all the terms and fulfill all obligations of NMC as agreed to herein. NMC and its assignees agree that the $20 million merger valuation in paragraph 2 above will be in the form of voting common shares of a publicly traded company (OPCO) , which holds the CP interests as described in paragraph 2,, valued at the average closing price of OPCO shares for the sixty (60) days prior to the merger of CMS/CBI's with OPCO (hereinafter "share price"), with a floor price of $0.25 per share and a ceiling price of $2.00 per share. In addition, one warrant will be issued for every four shares issued. The warrant price will be at a 25% premium to the "share price" described above. The term of the warrant will be for two years from the date of issue. [For example: assuming the "share price" is $0.50, then the CSM/CBI shareholders, in total, would receive 40 million voting common shares and 10 million warrants.] John T. Arkoosh or his assignee will be entitled to nominate one member to the board of directors of OPCO upon completion of the statutory merger of OPCO with CSM/CBI as contemplated above. OPCO will, within sixty (60) days of the completion of the merger, file a registration statement with the SEC to register the above mentioned shares.

4. NMC/OPCO will initially retain Mr. John Arkoosh as Manager of Permits and Mr. William Maghan as Field Manager with employment contracts at $7000 per month each for Phase 1, starting July 31, 2006. These employment contracts will be extended to include Phase 2 should NMC elect to proceed with Phase 2.

2

5. Each party agrees to in good faith to execute further documents and/or agreements necessary to effectuate the intent of this agreement.

6. This agreement represents the entire agreement between CSM/CBI and NMC and any previous oral or written understandings and/or agreements between NMC and CSM/CBI are terminated and superseded with this agreement.

7. Should NMC or its assignee elect to proceed with the merger as contemplated above, it is understood that the merger will be structured to qualify as a statutory merger under state law and the US Internal Revenue Code Section 368 (a) (1) (A) and that NMC or its assignees will bear the total costs (for all parties) for preparation, execution and reporting of the merger transaction.

8. This agreement shall be subject to interpretation under Laws of the State of Nevada and under the Jurisdiction of the Courts of the County of Clark, Nevada.

9. This agreement is entered into as of the 22 day of July 2006.

NANOMINERALS CORP.

Charles A. Ager
Founder and Chairman
3500 Lakeside Court
Suite 206
Reno, NV 89509

COLUMBUS S.M. LLC

John T. Arkoosh
President
3415 Klamath Woods Pl
Concord, CA 94518

COLUMBUS BRINE INC.

John T. Arkoosh
President
3415 Klamath Woods Pl
Concord, CA 94518

Witness By:
William Maghan

3

Attachment A -Columbus Project Land Summary

COLUMBUS PROJECT LAND SUMMARY

CLAIM NAME	TOWNSHIP	RANGE	SECTION	MERIDIAN	NMC NUMBER	ACRES
LEH CLAIMS						
LEH 01	3N	36E	NW S17	MDM	781771	160
LEH 03	3N	36E	NW S20	MDM	781773	160
LEH 04	3N	36E	SW S20	MDM	781774	160
LEH 05	3N	36E	NW S29	MDM	781775	160
LEH 06	3N	36E	SW S29	MDM	781776	160
LEH 07	3N	36E	NW S32	MDM	781777	160
LEH 08	3N	36E	SW S32	MDM	781778	160
LEH 09	2N	36E	NW S 5	MDM	781779	160
LEH 10	2N	36E	SW S 5	MDM	781780	160
LEH 11	2N	36E	NW S 8	MDM	781781	160
LEH 12	2N	36E	SW S 8	MDM	781782	160
LEH 13	2N	36E	NW S17	MDM	781783	160
LEH 14	2N	36E	SW S17	MDM	781784	160
LEH 15	2N	36E	NW S20	MDM	781785	160
LEH 16	2N	36E	NE S20	MDM	781786	160
LEH 17	2N	36E	SE S17	MDM	781787	160
LEH 18	2N	36E	NE S17	MDM	781788	160
LEH 19	2N	36E	SE S 8	MDM	781789	160
LEH 20	2N	36E	NE S 8	MDM	781790	160
LEH 21	2N	36E	SE S 5	MDM	781791	160
LEH 22	2N	36E	NE S 5	MDM	781792	160
LEH 23	3N	36E	SE S32	MDM	781793	160
LEH 24	3N	36E	NE S32	MDM	781794	160
LEH 25	3N	36E	SE S29	MDM	781795	160
LEH 26	3N	36E	NE S29	MDM	781796	160
LEH 27	3N	36E	SE S20	MDM	781797	160
LEH 28	3N	36E	NE S20	MDM	781798	160
LEH 30	3N	36E	NE S17	MDM	781800	160
LEH 31	3N	36E	NW S16	MDM	781801	160
LEH 32	3N	36E	SW S16	MDM	781802	160
LEH 33	3N	36E	NW S21	MDM	781803	160
LEH 34	3N	36E	SW S21	MDM	781804	160
LEH 35	3N	36E	NW S28	MDM	781805	160
LEH 36	3N	36E	SW S28	MDM	781806	160
LEH 37	3N	36E	NW S33	MDM	781807	160
LEH 38	3N	36E	SW S33	MDM	781808	160
LEH 39	2N	36E	NW S 4	MDM	781809	160
LEH 40	2N	36E	SW S 4	MDM	781810	160
LEH 41	2N	36E	NW S 9	MDM	781811	160
LEH 42	2N	36E	SW S 9	MDM	781812	160
LEH 43	2N	36E	NW S16	MDM	781813	160
				TOTALS	LEH=41	6,560

1

Attachment A -Columbus Project Land Summary

CLAIM NAME	TOWNSHIP	RANGE	SECTION	MERIDIAN	NMC NUMBER	ACRES
RJ CLAIMS						
RJ 01	3N	36E	NE S14	MDM	789413	160
RJ 02	3N	36E	NW S14	MDM	789414	160
RJ 03	3N	36E	NE S15	MDM	789415	160
RJ 04	3N	36E	NW S15	MDM	789416	160
RJ 05	3N	36E	NE S16	MDM	789417	160
RJ 06	3N	36E	SE S16	MDM	789418	160
RJ 07	3N	36E	SW S15	MDM	789419	160
RJ 08	3N	36E	SE S15	MDM	789420	160
RJ 09	3N	36E	SW S14	MDM	789421	160
RJ 10	3N	36E	SE S14	MDM	789422	160
RJ 13	3N	36E	NE S23	MDM	789423	160
RJ 14	3N	36E	NW S23	MDM	789424	160
RJ 15	3N	36E	NE S22	MDM	789425	160
RJ 16	3N	36E	NW S22	MDM	789426	160
RJ 17	3N	36E	NE S21	MDM	789427	160
RJ 18	3N	36E	SE S21	MDM	789428	160
RJ 19	3N	36E	SW S22	MDM	789429	160
RJ 20	3N	36E	SE S22	MDM	789430	160
RJ 21	3N	36E	SW S23	MDM	789431	160
RJ 22	3N	36E	SE S23	MDM	789432	160
RJ 23	3N	36E	SW S24	MDM	789433	160
RJ 27	3N	36E	NE S26	MDM	783879	160
RJ 28	3N	36E	NW S26	MDM	783880	160
RJ 29	3N	36E	NE S27	MDM	783881	160
RJ 30	3N	36E	NW S27	MDM	783882	160
RJ 31	3N	36E	NE S28	MDM	783883	160
RJ 32	3N	36E	SE S28	MDM	783884	160
RJ 33	3N	36E	SW S27	MDM	783885	160
RJ 34	3N	36E	SE S27	MDM	783886	160
RJ 35	3N	36E	SW S26	MDM	783887	160
RJ 36	3N	36E	SE S26	MDM	783888	160
RJ 41	3N	36E	NE S35	MDM	783893	160
RJ 42	3N	36E	NW S35	MDM	783894	160
RJ 43	3N	36E	NE S34	MDM	783895	160
RJ 44	3N	36E	NW S34	MDM	783896	160
RJ 45	3N	36E	NE S33	MDM	783897	160
RJ 46	3N	36E	SE S33	MDM	783898	160
RJ 47	3N	36E	SW S34	MDM	783899	160
RJ 48	3N	36E	SE S34	MDM	783900	160
RJ 49	3N	36E	SW S35	MDM	783901	160
RJ 50	3N	36E	SE S35	MDM	783902	160
RJ 51	3N	36E	SW S36	MDM	783903	160

2

Attachment A -Columbus Project Land Summary

CLAIM NAME	TOWNSHIP	RANGE	SECTION	MERIDIAN	NMC NUMBER	ACRES
RJ CLAIMS						
RJ 56	2N	36E	NW S 1	MDM	783907	160
RJ 57	2N	36E	NE S 2	MDM	783908	160
RJ 58	2N	36E	NW S 2	MDM	783909	160
RJ 59	2N	36E	NE S 3	MDM	783910	160
RJ 60	2N	36E	NW S 3	MDM	783911	160
RJ 01	2N	36E	NE S 4	MDM	783912	160
RJ 62	2N	36E	SE S 4	MDM	783913	160
RJ 63	2N	36E	SW S 3	MDM	783914	160
RJ 64	2N	36E	SE S 3	MDM	783915	160
RJ 65	2N	36E	SW S 2	MDM	783916	160
RJ 66	2N	36E	SE S 2	MDM	783917	160
RJ 67	2N	36E	SW S 1	MDM	783918	160
RJ 68	2N	36E	SE S 1	MDM	783919	160
RJ 73	2N	36E	NW S12	MDM	783924	160
RJ 74	2N	36E	NE S11	MDM	783925	160
RJ 75	2N	36E	NW S11	MDM	783926	160
RJ 76	2N	36E	NE S10	MDM	783927	160
RJ 77	2N	36E	NW S10	MDM	783928	160
RJ 78	2N	36E	NE S 9	MDM	783929	160
RJ 79	2N	36E	SE S 9	MDM	783930	160
RJ 80	2N	36E	SW S10	MDM	783931	160
RJ 81	2N	36E	SE S10	MDM	783932	160
RJ 82	2N	36E	SW S11	MDM	783933	160
RJ 83	2N	36E	SE S11	MDM	783934	160
RJ 84	2N	36E	SW S12	MDM	783935	160
RJ 96	2N	36E	NE S15	MDM	783945	160
RJ 97	2N	36E	NW S15	MDM	783946	160
				TOTALS	RJ=69	11,040
BR CLAIMS						
BR 01	2N	36E	NW S19	MDM	881386	160
BR 02	2N	36E	NE S19	MDM	881387	160
BR 03	2N	36E	SW S19	MDM	881388	160
BR 04	2N	36E	SE S19	MDM	881389	160
BR 05	2N	36E	NW S30	MDM	881390	160
BR 06	2N	36E	NE S30	MDM	881391	160
BR 09	2N	36E	NW S31	MDM	881394	160
BR 10	2N	36E	NE S31	MDM	881395	160
BR 11	2N	36E	SW S31	MDM	881396	160
BR 12	2N	36E	SE S31	MDM	881397	160
BR 19	2N	36E	SW S 7	MDM	881404	160
				TOTALS	BR=11	1,760

3

Attachment A -Columbus Project Land Summary

CLAIM NAME	TOWNSHIP	RANGE	SECTION	MERIDIAN	NMC NUMBER	ACRES
MILL SITES						
CSM-M1	3N	36E	NE 1/4 S17	MDM		5
CSM-M2	3N	36E	NE 1/4 S17	MDM		5
CSM-M3	3N	36E	NE 1/4 S17	MDM		5
CSM-M4	3N	36E	NE 1/4 S17	MDM		3.16
CSM-M5	3N	36E	NE 1/4 S17	MDM		4.82
CSM-M6	3N	36E	NE 1/4 S17	MDM		5
CSM-M7	3N	36E	NE 1/4 S17	MDM		5
CSM-M8	3N	36E	NE 1/4 S17	MDM		5
CSM-M9	3N	36E	NE 1/4 S17	MDM		5
CSM-M10	3N	36E	NE 1/4 S17	MDM		5
CSM-M11	3N	36E	NE 1/4 S17	MDM		5
CSM-M12	3N	36E	NE 1/4 S17	MDM		5
				TOTALS	CSM=12	57.98
PRIVATE LAND						
Parcel Number						
006-161-02	2N	37E	E1/2 of SE1/4 S7	MDM		80

COLUMBUS PROJECT LAND SUMMARY

Land Type	No. Claims	Total Acerage
Mining Claims	137	19,680
Mill Sites	12	57.98
Private Land	1	80
	TOTALS	19,817.98

5

SCHEDULE A-2

LETTER OF AGREEMENT DATED MARCH 15, 2007

LETTER OF AGREEMENT

BETWEEN: **RED MOUNTAIN MINING (hereinafter "RMM")**

AND: **NANOMINERALS CORP. (hereinafter "NMC")**

WHEREAS: For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. RMM represents and warrants that RMM and/or its associates/companies own(s) the Red Mountain Project ("RMP"), contained within the lands described herein (Attachment A) and located in San Bernadino County, California, USA.

2. RMM grants NMC the exclusive right to examine, test, explore, develop and acquire an interest in the RMP under the following terms and conditions:

NMC shall pay RMM an initial sum of $25,000.00, the receipt of which is hereby acknowledged, plus $5,000 per month during the term of this agreement, starting April 1, 2007, for an exclusive option to examine, test, explore, develop and acquire an interest in the RMP until December 31, 2011. During this period, NMC will spend up to a total of $1,200,000.00 on the RMP approximately as follows:

Phase 1: Apr 1, 2007 - Dec 31, 2008	$ 200,000
Phase 2: Jan 1, 2009 - Dec 31, 2011	1,000,000
Total	$1,200,000

Included in Phase 1 are costs for taxes and fees to maintain the RMP land, water rights and permits in good standing. Included in Phase 2 are costs for taxes and fees to maintain the RMP land, water rights and permits in good standing. On or before Dec 31, 2008 NMC will provide RMM with copies of reports generated during Phase 1 and notify RMM if it wishes to continue with Phase 2 of this agreement. If NMC does not wish to proceed with Phase 2 of this agreement, then NMC will have no further obligations under this agreement and NMC will have relinquished all rights to any interest in the RMP.

If NMC notifies RMM that it elects to continue with Phase 2 of the RMP, NMC will spend a further $1,000,000 on or before December 31, 2011 on the RMP and NMC will earn a five percent (5%) interest (or fraction thereof) in the RMP for each one hundred thousand dollars ($100,000) spent on the RMP up to a maximum of 60% interest for $1.2 million spent during Phase 1 and 2. At any time during Phase 1 and 2 of the RMP, NMC will also have the right to acquire 100% of the RMM interest in the RMP, including all liabilities, expenses and assets of RMM for $4,000,000 payable as detailed in paragraph (3) below.

1

3. RMM agrees that NMC may elect to assign all of its interest in this agreement to another corporation ("OPCO") provided that OPCO agrees to fulfill the obligations of NMC as agreed to herein. If OPCO is a publicly traded corporation that funds the RMP, then NMC agrees that the $4,000,000 buyout provision in paragraph 2 above will be in the form of cash and shares of OPCO, in two phases.
   - Phase 1: Acquisition of 100% of the RMM interest in RMP by NMC, RMM for $1,500,000.00 ($100,000 in cash and $1,400,000 in shares of OPCO). The date Phase 1 is executed will be the Acquisition Date.
   - Phase 2: A further payment of $2,500,000.00 ($100,000 in cash and $2,400,000 shares of OPCO) upon achieving the milestone of commercial production from the RMP.

   The shares of OPCO will be valued at the average closing price of OPCO shares sixty (60) days prior to the Acquisition Date of RMM's interest in the RMP (hereinafter "share price"), with a floor price of $0.25 per share and a ceiling price of $5.00 per share. In addition, one warrant will be issued for every four shares issued. The warrant price will be at a 25% premium to the "share price" described above. The term of the warrant will be for two years.

4. At the Acquisition Date the $5000.00 monthly payments to RMM shall cease.

5. Each party agrees to execute further documents and/or agreements necessary to effectuate the intent of this agreement.

6. This agreement represents the entire agreement between RMM and NMC and any previous understandings and/or agreements between NMC and RMM are terminated with this agreement.

7. This agreement is subject to NMC receiving written notice from RMM of its approval of this agreement on or before March 31, 2007.

8. This agreement is entered into as of the 15 day of March 2007.

NANOMINERALS CORP.	RED MOUNTAIN MINING
Charles A. Ager (signature)	Richard F Hewlett (signature)
Charles A. Ager	Richard Hewlett
Founder and Chairman	Managing Partner
3500 Lakeside Court	1539 N. China Lake Blvd,
Suite 206	Suite 153
Reno, NV 89509	Ridgecrest, CA 93555
	(760) 220-4217

2

Attachment A: Red Mountain Mining Claim Sites

Claim Name / Number	BLM Serial Number
RM # 44	CA-0263688
RM # 43	CA-0263687
RM # 53	CA-0263692
RM # 52	CA-0263691
RM # 45	CA-0263689
RM # 95	CA-0263701
RM # 97	CA-0263703
RM # 42	CA-0263686
RM # 96	CA-0263702
RM # 54	CA-0263693
RM # 55	CA-0263694
RM # 56	CA-0263695
RM # 57	CA-0263696
RM # 58	CA-0263697
RM # 59	CA-0263668
RM # 60	CA-0263669
RM # 61	CA-0263670
RM # 62	CA-0263671
RM # 72	CA-0263677
RM # 71	CA-0263676
RM # 05	CA-0263682
RM # 98	CA-0263704
RM # 01	CA-0263869
RM # 04	CA-0263664
RM # 02	CA-0263662
RM # 03	CA-0263663
RM # 99	CA-0263705
RM # 10	CA-0263683
RM # 119	CA-0270221
RM # 180	CA-0270222
RM # 181	CA-0270223
CLS # 27	CA-0255075
CLS # 26	CA-0255074
CLS # 43	CA-0255077
CLS # 44	CA-0255078
CLS # 49	CA-0255080
CLS # 50	CA-0255081
CLS # 14	CA-0255079
CLS # 11	CA-0255072

Attachment A: Red Mountain Mining Claim Sites – cont.

Claim Name / Number	BLM Serial Number
Mojave # 05	CA-0265891
Mojave # 07	CA-0265893
Almond # 101	CA-0265896
RRM # 17	CA-0269418
RRM # 21	CA-0269420
RRM # 20	CA-0269419
Bond # 1	CAMC-62685
Fred Bond Mill Site	CAMC-45922
Jasper # 1	CAMC-45917
Jasper # 2	CAMC-45918
Blue Bird	CAMC-45916
Orphan Girl	CAMC-45915
Gold Seal	CAMC-45919
Fly Spec 1A	CAMC-45930
Fly Spec 1B	CAMC-45928
Fly Spec 1C	CAMC-45935
Fly Spec 1D	CAMC-45933
Fly Spec 2A	CAMC-45925
Fly Spec 2B	CAMC-45924
Fly Spec 2C	CAMC-45923
Mill-Site: Drifters Place	CAMC-213883

SCHEDULE B

DISTRIBUTION OF NANO SHARES

Name	Number of Shares
Nanominerals	6,000,000
Billie W. Maine	125,000
Richard J Werdesheim and Lynne	625,000
Werdesheim trustees FBO
Werdesheim Family Trust 10/14/86
Robert McDougal	300,000
Avonlea Homes Investments Ltd.	450,000
Total	7,500,000

DISTRIBUTION OF PRINCIPAL SHARES

Name	Number of Shares
Nanominerals	4,550,000

SCHEDULE C-1

DEED OF ASSIGNMENT

          FOR VALUE RECEIVED the undersigned Nanominerals Corp., (the “Assignor”) hereby assigns all of its right, title and interest in that certain letter agreement (the “Letter Agreement”) dated July 22, 2006 between Columbus S.M. LLC and Columbus Brine Inc. (on the one hand) and the Assignor (on the other hand) and any and all options and rights acquired by the Assignor thereunder to Ireland Inc. (the “Assignee”).

          IN WITNESS WHEREOF the Assignor has executed these presents this _____ day of ________________, 2007.

NANOMINERALS CORP.

per:
Its duly authorized signatory

FOR VALUE RECEIVED the Assignee hereby accepts this assignment and agrees to assume the obligations of the Assignor under the Letter Agreement as if it had originally executed the same.

IRELAND INC.

per:
Its duly authorized signatory

SCHEDULE C-2

DEED OF ASSIGNMENT

          FOR VALUE RECEIVED the undersigned Nanominerals Corp., (the “Assignor”) hereby assigns all of its right, title and interest in that certain letter agreement (the “Letter Agreement”) dated March 15, 2007 between Red Mountain Mining (on the one hand) and the Assignor (on the other hand) and any and all options and rights acquired by the Assignor thereunder to Ireland Inc. (the “Assignee”).

          IN WITNESS WHEREOF the Assignor has executed these presents this _____ day of ________________, 2007.

NANOMINERALS CORP.

per:
Its duly authorized signatory

FOR VALUE RECEIVED the Assignee hereby accepts this assignment and agrees to assume the obligations of the Assignor under the Letter Agreement as if it had originally executed the same.

IRELAND INC.

per:
Its duly authorized signatory

SCHEDULE D

NET SMELTER RETURNS

1. For the purposes of this Agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to the Optionee from the sale by the Optionee of minerals mined and removed from the Property, after deduction of the following:

(a)

smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser;

(b)

costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

(c)	ad valorem taxes and taxes based upon production, but not income taxes.

          In the event the Optionee commingles minerals from the Property with minerals from other properties, the Optionee shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.

SCHEDULE E

OPTION GRANTS

Name of Optionee	Number of Options
Douglas Birnie, Director	550,000
Andrew Dall, Consultant	125,000
Robert McDougal, Officer	125,000
Michael Steele, Consultant	125,000
Total:	925,000